Exhibit 99.1

FORTRESS INVESTMENT GROUP LLC

Contact:	FOR IMMEDIATE RELEASE
Lilly H. Donohue
212-798-6118
Fortress Reports First Quarter 2009 Financial Results
First Quarter Highlights
•	Assets under management of $26.5 billion
•	GAAP and segment management fees are each $106 million
•	Fund management distributable earnings of $44 million
•	Pre-tax distributable earnings (DE) of $9 million
•	GAAP net loss, excluding principals agreement compensation, of $52 million. GAAP net loss of $287 million. GAAP net loss attributable to Class A Shareholders of $67 million
Subsequent Events in the Second Quarter
•	Awarded new investment manager mandate for approximately $2 billion of assets, subject to various closing conditions
New York, NY. May 6, 2009 — Fortress Investment Group LLC (NYSE: FIG) today reported its results for the quarter ended March 31, 2009.
First Quarter 2009
For the quarter ended March 31, 2009, our GAAP net loss was $287 million and our GAAP net loss attributable to Class A Shareholders was $67 million, or ($0.71) per diluted share, as compared to a loss of ($0.74) per diluted share for the quarter ended March 31, 2008. Excluding principals agreement compensation, first quarter GAAP net loss was $52 million.
Fund management distributable earnings for the first quarter was $44 million versus $71 million in the first quarter of 2008.
Pre-tax DE for the first quarter was $9 million, or $0.02 per dividend paying share, versus $58 million for the first quarter of 2008. The 2009 results include $32 million of charges recorded for the impairment of balance sheet assets for DE purposes.
For reconciliations from pre-tax distributable earnings and fund management DE to GAAP net income (loss), from GAAP net income (loss) excluding principals agreement compensation to GAAP net income (loss), from segment revenues to GAAP revenues and from segment assets to GAAP assets see “Reconciliation of Fund Management DE to Pre-tax Distributable Earnings and GAAP Net Income (Loss)”, “Reconciliation of GAAP Net Income (Loss) Excluding Principals Agreement Compensation to GAAP Net Income (Loss)”, “Reconciliation of Segment Revenues to GAAP Revenues” and “Reconciliation of Segment Assets to GAAP Assets” in this release. Distributable earnings is a supplemental measure of our operating performance that we believe provides a meaningful basis for comparison between present and future periods.

The Company’s quarterly segment revenues and distributable earnings will fluctuate materially depending upon the performance of our funds and the realization events within our private equity business, as well as other factors. Accordingly, the revenues and profits in any particular quarter should not be expected to be indicative of future results.
The following discussion of our results is based on segment reporting as presented in our Quarterly Report on Form 10-Q. Our GAAP statement of operations and balance sheet are presented following this discussion. The following table is a summary presentation of our segment performance with supplemental data provided for informational purposes. For a reconciliation of our segment results to the corresponding GAAP data, see the reconciliation information included later in this release.
Due to the increased significance of the hybrid private equity funds segment, it has been disaggregated from the private equity fund segment in this period and for all periods presented. Hybrid private equity funds are comprised of a family of “credit opportunties” funds focused on investing in distressed and undervalued assets, a family of “long dated value” funds focused on investing in undervalued assets with limited current cash flows and long investment horizons, and a family of “real assets” funds focused on investing in tangible and intangible assets in four principal categories (real estate, capital assets, natural resources and intellectual property).

Supplemental Data for Three Months:

Three Months Ended March 31, 2009		Private Equity		Liquid Hedge	Hybrid Funds		Principal
(in millions)	Total	Funds	Castles	Funds	Hedge Funds	PE Funds	Investments

AUM
AUM — January 1, 2009	$29,454	$10,307	$3,182	$7,169	$6,494	$2,302	$—
Capital raised	9	—	—	9	—	—	—
Increase in invested capital	436	60	—	—	—	376	—
Redemptions	(2,646)	—	—	(2,494)	(152)	—	—
Return of capital distributions	(577)	(5)	—	—	(7)	(565)	—
Equity buyback	—	—	—	—	—	—	—
Reset Date	—	—	—	—	—	—	—
Crystallized Incentive Income	—	—	—	—	—	—	—
Income (loss) and foreign exchange	(138)	(201)	(104)	125	116	(74)	—

AUM — Ending Balance	$26,538	$10,161	$3,078	$4,809	$6,451	$2,039	$—

Third-Party Capital Raised	$9	$—	$—	$9	$—	$—	$—

Segment Revenues
Management fee	$106	$37	$12	$23	$28	$6	$—
Incentive income	1	—	—	—	1	—	—

Total	107	37	12	23	29	6	—

Segment Expenses
Profit sharing compensation expenses	(4)	—	—	(3)	(1)	—	—
Operating expenses	(59)	(8)	(8)	(14)	(25)	(4)	—
Unallocated Expenses	—

Total	(63)	(8)	(8)	(17)	(26)	(4)	—

Fund Management DE	44	29	4	6	3	2	—

Investment Income	(27)						(27)
Interest Expense	(8)						(8)

Pre-tax Distributable Earnings	$9	$29	$4	$6	$3	$2	$(35)

Weighted Average Dividend Paying Shares and Units Outstanding	461

Three Months Ended March 31, 2008		Private Equity		Liquid Hedge	Hybrid Funds		Principal
(in millions)	Total	Funds	Castles	Funds	Hedge Funds	PE Funds	Investments

AUM
AUM — January 1, 2008	$32,930	$12,642	$3,328	$8,128	$8,196	$636	$—
Capital raised	2,154	—	—	1,287	734	133	—
Increase in invested capital	689	642	—	—	24	23	—
Redemptions	(583)	—	—	(111)	(472)	—	—
Return of capital distributions	(180)	(128)	—	—	(1)	(51)	—
Equity raised	—	—	—	—	—	—
Reset Date	—	—	—	—	—	—	—
Crystallized Incentive Income	(95)	—	—	—	(95)	—	—
Income (loss) and foreign exchange	(886)	(774)	175	(50)	(237)	—	—

AUM — Ending Balance	$34,029	$12,382	$3,503	$9,254	$8,149	$741	$—

Segment Revenues
Management fee	$145	$40	$13	$53	$37	$2	$—
Incentive income	32	29	—	3	—	—	—

Total	177	69	13	56	37	2	—

Segment Expenses
Profit sharing compensation expenses	(32)	(12)	(1)	(17)	(2)	—	—
Operating expenses	(74)	(7)	(8)	(24)	(33)	(2)	—
Unallocated Expenses

Total	(106)	(19)	(9)	(41)	(35)	(2)	—

Fund Management DE	71	50	4	15	2	—	—

Investment Income	(3)						(3)
Interest Expense	(10)						(10)

Pre-tax Distributable Earnings	$58	$50	$4	$15	$2	$—	$(13)

Weighted Average Dividend Paying Shares and Units Outstanding	431

Overview
We managed $26.5 billion of assets in private equity funds, liquid hedge funds and hybrid funds as of March 31, 2009. Fortress’s revenues consist of (i) management fees, which are based on the size of our funds, (ii) incentive income, which is based on the performance of our funds, and (iii) investment income (loss), which is based on our principal investments.
In the first quarter of 2009, we generated fund management DE of $44 million. Including principal investments, Fortress generated pre-tax distributable earnings of $9 million.
For the quarter ended March 31, 2009, the private equity segments accounted for approximately 46% of total segment revenues, the liquid hedge funds segment accounted for approximately 21% of total segment revenues and the hybrid funds segments accounted for approximately 33% of total segment revenues.
For the quarter ended March 31, 2009, the private equity, liquid hedge funds and hybrid funds businesses accounted for approximately 75%, 14% and 11%, respectively, of total fund management DE.
Private Equity — Funds
For the quarter ended March 31, 2009, the Company’s private equity funds had pre-tax DE of $29 million as compared to pre-tax DE of $50 million for the quarter ended March 31, 2008.
Assets under management for private equity funds was $10.2 billion at March 31, 2009 compared to $12.4 billion as of March 31, 2008.
As of March 31, 2009, our funds’ private equity capital invested in non-public transactions totaled approximately $11.5 billion.
Private Equity — Castles
For the quarter ended March 31, 2009, the Company’s Castles generated pre-tax DE of $4 million as compared to $4 million for the quarter ended March 31, 2008.
Assets under management for the Castles was $3.1 billion at March 31, 2009 compared to $3.5 billion as of March 31, 2008.
Liquid Hedge Funds
For the quarter ended March 31, 2009, the Company’s liquid hedge fund business generated pre-tax DE of $6 million as compared to $15 million for the quarter ended March 31, 2008.
Assets under management for the liquid hedge funds was $4.8 billion at March 31, 2009 compared to $9.3 billion as of March 31, 2008.

The following table shows our Assets Under Management by fund:

(dollars in billions)	March 31, 2009	December 31, 2008	March 31, 2008
Drawbridge Global Macro Funds [1]	$3.8	$6.1	$8.6
Fortress Commodities Fund	$1.0	$1.1	$0.7
The following table shows our gross and net returns by fund:2

Three Months Ended
March 31, 2009
Gross Returns
Drawbridge Global Macro Fund Ltd.	5.7%
Fortress Commodities Fund L.P.	0.0%

Net Returns
Drawbridge Global Macro Fund Ltd.	5.2%
Fortress Commodities Fund L.P.	-0.5%
Hybrid — Hedge Funds
For the quarter ended March 31, 2009, the Company’s hybrid hedge fund business generated pre-tax DE of $3 million as compared to $2 million for the quarter ended March 31, 2008.
Assets under management for the hybrid hedge funds was $6.5 billion at March 31, 2009 compared to $8.1 billion as of March 31, 2008.
The following table shows our Assets Under Management by fund:

(dollars in billions)	March 31, 2009	December 31, 2008	March 31, 2008

Drawbridge Special Opportunities Funds [3]	$4.9	$5.0	$6.4
Fortress Partners Funds [4]	$1.6	$1.5	$1.7

[1]	Combined AUM for Drawbridge Global Macro Fund Ltd, Drawbridge Global Macro Fund LP, DBGM Offshore Ltd, DBGM Onshore LP, DBGM Alpha V Ltd and Drawbridge Global Macro managed accounts.

[2]
The performance data contained herein reflects returns for a “new issue eligible,” single investor class, net of expenses borne by the Fund (prior to any fees), as of the close of business on the last day of the relevant period. Specific performance may vary based on, among other things, whether fund investors are invested in one or more special investments.

[3]	Combined AUM for Drawbridge Special Opportunities Fund Ltd., Drawbridge Special Opportunities Fund LP and Drawbridge Special Opportunities Fund managed accounts.

[4]	Combined AUM for Fortress Partners Offshore Fund LP and Fortress Partners Fund LP.

The following table shows our gross and net returns by fund:5

Three Months Ended
March 31, 2009

Gross Returns

Drawbridge Special Opportunities LP [6]	3.6%

Drawbridge Special Opportunities Ltd [6]	4.0%

Fortress Partners Fund LP	-1.7%

Fortress Partners Offshore Fund LP	-1.1%

Net Returns

Drawbridge Special Opportunities LP [6]	3.1%

Drawbridge Special Opportunities Ltd [6]	3.5%

Fortress Partners Fund LP	-2.0%

Fortress Partners Offshore Fund LP	-1.4%
Hybrid — Private Equity Funds
For the quarter ended March 31, 2009, the Company’s hybrid private equity fund business generated pre-tax DE of $2 million as compared to a minimal loss for the quarter ended March 31, 2008.
Assets under management for the hybrid private equity funds was $2.0 billion at March 31, 2009 compared to $0.7 billion as of March 31, 2008.
Principal Investments
At March 31, 2009, we had $0.8 billion of assets (excluding cash and cash equivalents) in our principal investments segment, compared to $1.0 billion (excluding cash and cash equivalents) at March 31, 2008. During the three months ended March 31, 2009, we funded $33 million of our commitments. We had $132 million of unfunded commitments to our principal investments as of March 31, 2009.
Our principal investments segment generated a loss of $35 million for the three months ended March 31, 2009, due to impairments of $32 million on our investments in certain funds, a $5 million gain primarily from the earnings on our equity investments in our hedge funds and $8 million of net interest expense. The reserves for impairment on our investments may not represent a permanent loss of value. Investment results in our private equity funds will be based on ultimate realizations in those funds.
Segment Expenses
Segment expenses were $63 million in the first quarter of 2009, down from $106 million for the first quarter of 2008. Segment expenses for the first quarters of 2009 and 2008 included $4 million and $32 million of profit sharing compensation, respectively, which is a function of the performance of various funds.
The Company had $288 million of share-based compensation expense (primarily relating to expense recorded in connection with the principals agreement, the issuance of restricted stock units to Fortress employees, and the issuance of restricted partnership units) for the quarter ended March 31, 2009, which contributed to our reporting a GAAP net loss per share. Share-based compensation expense is not included in segment expenses or in the calculation of distributable earnings.

[5]
The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Gross returns reflect performance data prior to any fees borne by the Fund while net returns reflect performance data after taking into account any fees borne by the Fund. Specific performance may vary based on, among other things, whether fund investors are invested in one or more special investments.

[6]
The returns for the Drawbridge Special Opportunities Funds reflect the performance of each fund excluding the performance of the redeeming capital accounts which relate to December 31, 2008 redemptions.

Corporate Credit Agreement
As previously disclosed, in March 2009, we amended the terms of our credit agreement to signifantly relax the financial covenants in exchange for agreeing to make additional amortization payments over the course of the term of the facilities. Upon closing of our amendment, we paid down the facility by $125 million to $604 million outstanding. The revised financial covenants increase our operational flexibility and ability to adjust to market conditions that are outside of our control.
Non-GAAP Information
Fortress discloses certain non-GAAP financial information, which management believes provides a meaningful basis for comparison among present and future periods. The following are non-GAAP measures used in the accompanying financial information:
•	Pre-tax distributable earnings (DE) and pre-tax distributable earnings per dividend paying share

•	Fund management DE

•	Segment revenues

•	Segment management fees

•	GAAP net income excluding principals agreement compensation

•	Segment assets
We urge you to read the reconciliation of such data to the related GAAP measures appearing later in this release.
Conference Call
Management will host a conference call today, Wednesday, May 6, 2009 at 8:30 A.M. Eastern Time. A copy of the earnings release is posted to the Investor Relations section of Fortress’s website, www.fortress.com.
All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-877-252-8576 (from within the U.S.) or 1-706-679-1521 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Fortress First Quarter Earnings Call.”
A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.fortress.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.
A telephonic replay of the conference call will also be available until 11:59 P.M. Eastern Time on Wednesday, May 13, 2009 by dialing 1-800-642-1687 (from within the U.S.) or 1-706-645-9291 (from outside of the U.S.); please reference access code “97482686.”

About Fortress
Fortress is a leading global alternative asset manager with approximately $26.5 billion in assets under management as of March 31, 2009. Fortress manages private equity funds and hedge funds. Fortress was founded in 1998. For more information regarding Fortress Investment Group LLC or to be added to our e-mail distribution list, please visit www.fortress.com.
Cautionary Note Regarding Forward-Looking Statements — Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our sources of management fees, incentive income and investment income (loss), estimated fund performance, the amount and source of expected capital commitments, amount of redemptions and our effective tax rate. These statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the sources and amounts of management fees, incentive income and investment income, the amount and source of expected capital commitments for any new fund, redemption amounts or our effective tax rate may differ, possibly materially, from these forward-looking statements, and any such differences could cause our actual results to differ materially from the results expressed or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which is, or will be, available on the Company’s website (www.fortress.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. The Company can give no assurance that the expectations of any forward-looking statement will be obtained. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Fortress Investment Group LLC
Consolidated Statements of Operations (Unaudited)
(dollars in thousands, except share data)

	Three Months Ended March 31,
	2009	2008
Revenues
Management fees from affiliates	$105,652	$144,057
Incentive income from affiliates	—	37,144
Expense reimbursements from affiliates	13,047	14,270
Other revenues	3,597	5,409

	122,296	200,880

Expenses
Interest expense	8,186	10,336
Compensation and benefits	109,236	127,019
Principals agreement compensation	234,759	237,367
General, administrative and other	17,185	16,570
Depreciation and amortization	2,641	2,436

	372,007	393,728

Other Income (Loss)
Gains (losses) from investments
Net realized gains (losses)	(396)	1,613
Net realized gains (losses) from affiliate investments	(248)	247
Net unrealized gains (losses)	—	—
Net unrealized gains (losses) from affiliate investments	(1,829)	(29,817)
Tax receivable agreement liability reduction	(55)	—
Earnings (losses) from equity method investees	(34,849)	(49,129)

	(37,377)	(77,086)

Income (Loss) Before Income Taxes	(287,088)	(269,934)
Income tax benefit (expense)	407	(7,252)

Net Income (Loss)	$(286,681)	$(277,186)

Principals’ and Others’ Interests in Income (Loss) of Consolidated Subsidiaries	$(219,522)	$(208,269)

Net Income (Loss) Attributable to Class A Shareholders	$(67,159)	$(68,917)

Dividends declared per Class A share	$—	$0.225

Earnings Per Class A share — Fortress Investment Group
Net income (loss) per Class A share, basic	$(0.71)	$(0.74)

Net income (loss) per Class A share, diluted	$(0.71)	$(0.74)

Weighted average number of Class A shares outstanding, basic	95,202,243	94,894,636

Weighted average number of Class A shares outstanding, diluted	95,202,243	406,966,186

Fortress Investment Group LLC
Consolidated Balance Sheets
(dollars in thousands, except share data)

	March 31,	December 31,
	2009	2008
	(Unaudited)
Assets
Cash and cash equivalents	$43,308	$263,337
Due from affiliates	64,188	38,504
Investments
Equity method investees	759,980	774,382
Options in affiliates	72	39
Deferred tax asset	411,656	408,066
Other assets	93,299	93,407

	$1,372,503	$1,577,735

Liabilities and Shareholders’ Equity
Liabilities
Accrued compensation and benefits	$42,679	$158,033
Due to affiliates	350,380	346,265
Deferred incentive income	163,635	163,635
Debt obligations payable	604,041	729,041
Other liabilities	59,333	26,741

	1,220,068	1,423,715

Commitments and Contingencies

Equity
Class A shares, no par value, 1,000,000,000 shares authorized, 94,638,415 and 94,609,525 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively.	—	—
Class B shares, no par value, 750,000,000 shares authorized, 312,071,550 shares issued and outstanding	—	—
Paid-in capital	663,848	596,803
Retained earnings (accumulated deficit)	(580,538)	(513,379)
Accumulated other comprehensive income (loss)	(939)	(866)

Total Fortress shareholders’ equity	82,371	82,558

Principals’ and others’ interests in equity of consolidated subsidiaries	70,064	71,462

Total equity	152,435	154,020

	$1,372,503	$1,577,735

Fortress Investment Group LLC
Reconciliation of Fund Management DE to Pre-tax Distributable
Earnings and GAAP Net Income (Loss)
(dollars in millions)

	Three Months Ended
	March 31, 2009	March 31, 2008
Fund Management DE	$44	$71

Investment Income (Loss)	(27)	(3)
Interest Expense	(8)	(10)

Pre-tax Distributable Earnings	9	58

Private equity incentive income	—	6
Earnings from equity method investees	(39)	(41)
Gains/losses on options	—	(12)
Gains/losses on other Investments	(2)	(18)
Impairment of investments	32	—
Employee equity-based compensation	(53)	(36)
Principal compensation	(235)	(237)
Employee portion of incentive income	—	10
Taxes	1	(7)

GAAP Net Income (Loss)	$(287)	$(277)

Fortress Investment Group LLC
Reconciliation of Segment Revenues to GAAP Revenues
(dollars in millions)

	Three Months Ended
	March 31, 2009	March 31, 2008
Segment Revenues	$107	$177
Adjust incentive income	(1)	6
Other revenues	16	18

GAAP Revenues	$122	$201

Fortress Investment Group LLC
Reconciliation of Segment Assets to GAAP Assets
(dollars in millions)

	Assets as of
	March 31, 2009	March 31, 2008
Segment Assets	$1,359	$2,022
Adjust equity investments from fair value	—	—
Adjust equity investments from cost	(11)	(65)
Adjust investments gross of employee portion	25	51
Adjust option investments to intrinsic value	—	4

GAAP Assets	$1,373	$2,012

“Distributable earnings” is our supplemental measure of operating performance. It reflects the value created which management considers available for distribution during any period. As compared to generally accepted accounting principles (“GAAP”) net income, distributable earnings excludes the effects of unrealized gains (or losses) on illiquid investments, reflects contingent revenue which has been received as income to the extent it is not expected to be reversed, and disregards expenses which do not require an outlay of assets, whether currently or on an accrued basis. Distributable earnings is reflected on an unconsolidated and pre-tax basis, and, therefore, the interests in consolidated subsidiaries related to Fortress Operating Group units (held by the principals) and income tax expense are added back in its calculation. Distributable earnings is not a measure of cash generated by operations which is available for distribution nor should it be considered in isolation or as an alternative to cash flow or net income and it is not necessarily indicative of liquidity or cash available to fund our operations. For a complete discussion of distributable earnings and its reconciliation to GAAP, as well as an explanation of the calculation of distributable earnings impairment, see note 10 to our financial statements included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.
Our management uses distributable earnings:
•	in its determination of periodic distributions to equity holders;

•	in making operating decisions and assessing the performance of each of our core businesses;

•	for planning purposes, including the preparation of our annual operating budgets; and

•	as a valuation measure in strategic analyses in connection with the performance of our funds and the performance of our employees.
Growing distributable earnings is a key component to our business strategy and distributable earnings is the supplemental measure used by our management to evaluate the economic profitability of each of our businesses and our total operations. Therefore, we believe that it provides useful information to our investors in evaluating our operating performance. Our definition of distributable earnings is not based on any definition contained in our amended and restated operating agreement.
Fortress Investment Group LLC
Reconciliation of GAAP Net Income (Loss) Excluding Principals Agreement
Compensation to GAAP Net Income (Loss)
(dollars in thousands)

	Three Months Ended
	March 31, 2009	March 31, 2008
GAAP Net Income (Loss)	$(286,681)	$(277,186)
Principals agreement compensation	234,759	237,367

GAAP Net Loss Excluding Principals Agreement Compensation	$(51,922)	$(39,819)